Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 21, 2024, with respect to the consolidated financial statements of Grace Therapeutics, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 10, 2025